Exhibit 23.8

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (file no. 333-110681) of Retalix Ltd. of our report dated April 15, 2001 relating to the financial statements of Tradanet Electronic Commerce Services Ltd. for the three months ended March 31, 2001, which appears in the Report on Form 6-K of Retalix Ltd. for November 2003.

Tel-Aviv, Israel	/s/ Kesselman & Kesslman
March 24, 2004	Certified Public Accountants (Isr.)